EXHIBIT 28.1

                           SIGNET BANKING CORPORATION

                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


           1. Purpose. The purpose of the Signet Banking Corporation 1996 Non-Employee Directors Stock Option Plan (the "Plan") is to encourage ownership in the Company by non-employee members of the Board of Directors, in order to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

           2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                (a)   "Board" means the Board of Directors of the Company.

                (b) "Company" means Signet Banking Corporation, a Virginia corporation.

                (c) "Company Stock" means the Common Stock of the Company (including, but not limited to, rights, options or warrants for the purchase of common or preferred stock of the Company issued to shareholders generally). If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 11), the shares resulting from such a change shall be deemed to be the Company Stock within the meaning of the Plan.

                (d) "Date of Grant" means the date as of which a director is automatically awarded an Option pursuant to Section 7.

                (e) "Disability" means the inability to perform the services to the Company as a director as determined by the Board, and such determination shall be conclusive.

                (f) "Effective Date" means January 15, 1996, subject to approval by shareholders of the Company.

                (g)   "Eligible Director" means a director described in
           Section 4.

                (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (i) "Fair Market Value" means as of the date for which a value determination is being made (or, if there were no trades on such date, the next succeeding day on which Company Stock is traded) (i) if the Company Stock is traded on an exchange the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume, or (ii) if the Company Stock is traded on the over-the-counter market, the average between the lowest bid and highest asked prices as reported by NASDAQ.

                (j) "IRC" means the Internal Revenue Code of 1986, as amended.

                (k) "Option" or "Options" means the right to purchase Company Stock subject to the terms and conditions set forth in
           Section 7.

                (l) "Rule 16b-3" means Rule 16b-3 of the Securities Exchange Act of 1934. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                (m) "Subsidiary" means, with respect to any corporation, a corporation more than 50% of whose voting shares are owned directly or indirectly by the Company.

           3. Administration. The Plan shall be administered by the Board. The award of Options under the Plan shall be automatic as described in Section 7. However, the Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement applicable to evidence the award of Options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

           4. Participation in the Plan. Each director of the Company who is not otherwise an employee of the Company or any Subsidiary and, if and to the extent required by Rule 16b-3, was not an employee of the Company or Subsidiary for a period of at least one year before the date of the grant of an Option under the Plan, shall be eligible to participate in the Plan.

           5. Stock Subject to the Plan. The maximum number of shares of Company Stock that may be issued pursuant to the exercise of Options granted pursuant to the Plan shall be 300,000, subject to adjustment as provided in Section 11. Shares that have not been issued under the Plan allocable to Options and portions of Options that expire or terminate unexercised may again be subject to the award of a new Option. For purposes of determining the number of shares that are available under the Plan, such number shall include the number of shares surrendered by an optionee in connection with the exercise of an Option.

           6. Non-Statutory Stock Options. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Code Section 422.

           7. Terms, Conditions and Award of Options. Each award of an Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

                (a) Automatic Award of Options. Options for the purchase of shares of Company Stock shall be awarded at the times and for the number of shares as follows:

                      (i) Each Eligible Director on the Effective Date of the Plan shall automatically receive an Option to purchase 1,000 shares of Company Stock.

                    (ii) After the Effective Date as of January 15 and each succeeding anniversary of such date, each director who is then an Eligible Director shall automatically receive an Option to purchase 1,000 shares of Company Stock.

                (b) Option Exercise Price. The Option exercise price shall be the Fair Market Value of the shares of Company Stock subject to such Option on the Date of Grant.

                (c) Options Not Transferable. An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. An Option transferred by will or by the laws of descent and distribution may be exercised by the optionee's personal representative as provided in Section 7(e). No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                (d) Exercise of Options. An Option shall be exercisable on the six-month anniversary of the Date of Grant; provided, however, that no Option may be exercised:

                      (i) before the Plan is approved by shareholders of the Company and all applicable federal and state securities laws have been complied with;

                    (ii) if the optionee is not an Eligible Director or later than twenty-four months after the date he or she ceases to be an Eligible Director and only to the extent the Option was exercisable on the date he or she ceases to be an Eligible Director;

                   (iii) if sooner terminated in accordance with the terms of the Plan or the Option, or later than ten (10) years from the Date of Grant; and

                    (iv) except by written notice to the Company (as provided in the Option) at its principal office, stating the number of shares of Company Stock the optionee has elected to purchase, accompanied by payment in cash and/or by delivery to the Company of shares of Company common stock owned by the optionee at least six months (valued at Fair Market Value on the date of exercise) in the amount of the full Option exercise price for the shares of Company Stock being acquired thereunder.

                (e) Death of the Optionee. In the event of the optionee's death within the period the optionee could have exercised the Option, the Option may be exercised by the optionee's personal representative within one year from the date of death to the extent and in the manner the optionee could have exercised the Option on the date of death.

           8. Reduction in Awards. If at any time under the Plan there are not sufficient shares available to fully permit the automatic awards of Options described in paragraphs 7(a), the awards shall be reduced pro rata (to zero if necessary) so as not to exceed the number of shares available.

           9.   Termination.  The Plan shall terminate upon the earlier of:
                (a) the adoption of a resolution of the Board terminating the Plan;

                (b) the date shares of Company Stock are no longer available under the Plan for the automatic award of Option shares; or

                (c)   the close of business on January 14, 2006.
No termination of the Plan shall without his or her consent materially and adversely affect any of the rights or obligations of any person under any Option previously awarded under the Plan.

           10.  Limitation of Rights.

                (a) No Right to Continue as a Director. Neither the Plan nor the grant of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

                (b) No Shareholders Rights Under Options. An optionee shall have no rights as a shareholder with respect to shares of Company Stock covered by his or her Options until the date of exercise of the Option, and, except as provided in Section 11, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

           11.  Changes in Capital Structure.

                (a) If the number of outstanding shares of Company Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, spin-off, or any other change in capitalization effected without receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding and conclusive on all persons, provided that in no event shall the rights or value of the Option be enhanced as a result of such adjustment.

                (b) Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any Optionee, and the Board's determination shall be conclusive and binding on all persons for all purposes.

           12. Amendment of the Plan. The Board (except as provided below) may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment shall increase the number of shares of Company Stock subject to the Plan (except as provided in Section 11) or materially increase the benefits accruing to participants under the Plan. The Plan shall not be amended more than once every six months other than an amendment required to comply with changes in the Internal Revenue Code or regulations thereunder.

           13. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Optionee - at the last address of the Optionee known to the sender at the time the notice or other communication is sent.

           14. Construction. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.